SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

FOREST CITY REALTY TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Property associate email – Property staffing decision

Property associates,

I’m writing today to share news that reflects both the strength of our portfolio and you, our on-site teams, who bring our properties to life and directly serve our residents, tenants, customers and communities.

As an update to our transition process, Brookfield continues to meet regularly with our teams across all areas of the business to finalize a transition plan and to facilitate its smooth implementation following the closing of the proposed acquisition of Forest City. This is a complex transaction, and all parties are committed to undertaking a thorough and thoughtful planning process. Know that your patience and continued focus on providing exceptional service has been noticed and sincerely appreciated.

It is in that spirit that we can share that as the first of many related decisions to be made as part of this process, Brookfield has informed us that once the transaction has closed, it intends to retain all on-site, property-level associates (in the absence of serious performance concerns).

As it relates to this announcement, we wanted to remind you that Brookfield has committed to, for at least one year following the closing of the merger, providing continuing associates with salary no less favorable than their current salary, and health and welfare benefits substantially similar to those currently provided. Also, our current “3+3” enhanced severance program will follow eligible associates for up to two years following the close.

We have also previously shared that the transition planning process will progress more quickly for some parts of the business than others, and today is an example of that. We know the decision regarding property-level associates may spur questions from others in management and support areas about their own roles. This is the first of many decisions to be made as part of this process. It is important to remember that the extensive transition planning work continues daily and that many other aspects of the transition plans will be finalized and communicated in the coming weeks and months.

Also of note is the fact that Forest City and Brookfield continue to be separate businesses, and no structural or employment-related actions in the transition will occur prior to the anticipated stockholder vote and closing, which is expected in the fourth quarter.

Thank you for your continued focus on delivering exceptional service and results. We will continue to work closely with Brookfield and will communicate updates to you as soon as we have them.

You can visit our MainStreet resource page to submit a question or view everything we’ve shared to date, including our initial FAQs (effective July 31) and supplemental FAQs (added September 13).

Thank you,

Duane Bishop

Property manager email – Property staffing decision

Property managers,

A short time ago, you should have received a message from me that shared Brookfield’s intention to retain all on-site, property-level associates (in the absence of serious performance concerns) once the transaction has closed.

I am asking each of you to read the message in detail, and to bring your team together for a short staff meeting to ensure that your associates understand the message as it relates to our on-going operations as well as the transition process.

This meeting is an opportunity to remind your associates that Brookfield has committed to, for at least one year following the closing of the merger, providing continuing associates with salary no less favorable than their current salary, and health and welfare benefits substantially similar to those currently provided. Also, our current “3+3” enhanced severance program will follow eligible associates for up to two years following the close.

As I shared in the message, this is the first of many related decisions, and we are directing associates to our MainStreet resource page to submit a question or view everything we’ve shared to date, including our initial FAQs (effective July 31) and supplemental FAQs (added September 13).

We will continue to work closely with Brookfield and will communicate updates to you as soon as we have them.

Again, you and your team’s focus on delivering exceptional service and results is truly appreciated.

Thank you,

Duane Bishop

All associate email – Property staffing decision

Hi, everyone. I’m writing today with an important transition update as part of the company’s commitment to communicating decisions as timely as possible.

Brookfield continues to meet regularly with our teams across all areas of the business to finalize a transition plan and to facilitate its smooth implementation following the closing of the proposed acquisition of Forest City. This is a complex transaction, and all parties are committed to undertaking a thorough and thoughtful planning process.

As the first of many related decisions to be made as part of this process, Brookfield has informed us that once the transaction has closed, it intends to retain all on-site, property-level associates (in the absence of serious performance concerns). Previously, we have shared that Brookfield has committed to, for at least one year following the closing of the merger, providing continuing associates with salary no less favorable than their current salary, and health and welfare benefits substantially similar to those currently provided. Also, our current “3+3” enhanced severance program will follow eligible associates for up to two years following the close.

Today’s announcement reflects our previous acknowledgements that the transition planning process will progress more quickly for some parts of the business than others. We know the decision regarding property-level associates may spur questions from those of you in management and support areas about your own roles.

It is important to remember that the extensive transition planning work continues daily and that many other aspects of the transition plans will be finalized and communicated in the coming weeks and months.

Also of note is the fact that Forest City and Brookfield continue to be separate businesses, and no structural or employment-related actions in the transition will occur prior to the anticipated stockholder vote and closing, which is expected in the fourth quarter.

Thank you for your continued hard work and patience during the transition planning process. We will continue to work closely with Brookfield and will communicate updates to you as soon as we have them.

As a reminder, our initial (effective July 31) and supplemental (added September 13) FAQs, as well as our question form, are all available on our MainStreet resource page.

Thank you,

David LaRue

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication, including, without limitation, statements regarding the proposed transaction, plans and objectives, and management’s beliefs, expectations or opinions, may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and often address expected future actions and expected future business and financial performance. Forward-looking statements may be identified by the use of words such as “potential,” “expect,” “intend,” “plan,” “may,” “subject to,” “continues,” “if” and similar words and phrases. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict.

Actual results, developments and business decisions may differ materially from those expressed or implied in forward-looking statements as a result of factors, risks and uncertainties over many of which Brookfield and Forest City have no control. These factors, risks and uncertainties include, but are not limited to, the following: (1) the conditions to the completion of the proposed transaction may not be satisfied; (2) the parties’ ability to meet expectations regarding the timing of the proposed transaction; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (4) the effect of the announcement or pendency of the proposed transaction on business relationships, operating results, and business generally; (5) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the proposed transaction; (6) risks related to diverting management’s attention from ongoing business operations; (7) the outcome of any legal proceedings that may be instituted related to the proposed transaction or the transaction agreement between the parties to the proposed transaction; (8) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (9) general economic conditions, particularly those in the real estate development and property sectors; (10) stock trading prices; and (11) other factors discussed from time to time in the reports of Forest City filed with the SEC, including the factors discussed in Item 1A of Forest City’s most recent Annual Report on Form 10-K as filed with the SEC on February 22, 2018, which are available free of charge at http://www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. Forest City does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by Forest City or any other person that the events or circumstances described in such statement are material.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Forest City by Brookfield. In connection with the proposed transaction, Forest City has filed a preliminary proxy statement on Schedule 14A (the “Proxy Statement”) with the SEC, as well as other relevant materials in connection with the proposed transaction. This communication is not a substitute for the Proxy Statement or for any other document that Forest City has filed or may file with the SEC or send to Forest City’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the Proxy Statement and the other documents filed by Forest City, when available, at the SEC’s web site, http://www.sec.gov. In addition, investors may obtain free copies of the Proxy Statement and the other documents filed with the SEC by Forest City, when available, by contacting Forest City Investor Relations at (216)-416-3325 or at Forest City’s website at http://ir.forestcity.net/.

Participants in Solicitation

Forest City and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Forest City’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Forest City is set forth in the proxy statement for Forest City’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on May 16, 2018, and in subsequent documents filed with the SEC. Additional information regarding persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.